Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 7, 2000, on the consolidated financial statements of Eastern Virginia Bankshares, Inc. as of December 31, 1999, and for the period ended December 31, 1999, which appears in the annual report on Form 10-K of Eastern Virginia Bankshares, Inc. for the year ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.


                                             /s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
April 24, 2000